Exhibit 4.3

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Eighth Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of this 6th day of March, 2008 by and among GlassHouse Technologies, Inc., a Delaware corporation (together with any successor thereto, the “Company”), Lighthouse Capital Partners IV, L.P., a Delaware limited partnership (“LCP IV”) and Lighthouse Capital Partners V, L.P., a Delaware limited partnership (“LCP V”), BayStar Capital III Investment Fund, L.P., a Delaware limited partnership (“BayStar”), Velocity Venture Funding, LLC, a Delaware limited liability company and the assignee of Velocity Financial Group, Inc., a Delaware corporation (“Velocity”), Leader Lending, LLC, a Delaware limited liability company (“Leader Lending”), Leader Equity, LLC, a Delaware limited liability company (“Leader Equity” and together with BayStar, Velocity and Leader Lending, the “LRG Holders”), Dell Products L.P., a Texas limited partnership (the “Strategic Investor”), the Persons listed under the heading “Investors” on Exhibit A hereto (each, an “Investor” and collectively, the “Investors”), the Persons holding Series 1 Convertible Preferred Stock of the Company, par value $0.001 per share (“Series 1 Preferred Stock”) and listed under the heading “Series 1 Holders” on Exhibit B hereto, together with any additional persons who shall obtain shares of Series 1 Preferred Stock after the date hereof in accordance with the terms and conditions of that certain Share Purchase Agreement dated June 10, 2004 by and between the Company and the parties set forth therein (each, a “Series 1 Holder” and collectively, the “Series 1 Holders”), and the holders of Common Stock of the Company listed under the heading “MBI Group Holders” on Exhibit C hereto (each, an “MBI Group Holder” and collectively, the “MBI Group Holders”).

WHEREAS, certain of the Investors (the “Existing Investors”) have previously purchased shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), shares of the Company’s Series B Convertible Participating Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Convertible Participating Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and/or shares of the Company’s Series E Convertible Participating Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”) and are party to that certain Seventh Amended and Restated Registration Rights Agreement dated as of August 24, 2007 by and among the Company and such Investors (the “Prior Agreement”);

WHEREAS, the Series 1 Holders have previously acquired shares of the Company’s Series 1 Preferred Stock and are also party to the Prior Agreement;

WHEREAS, LCP IV and LCP V have previously acquired warrants to purchase shares of the Company’s Series C Preferred Stock and Series D Preferred Stock and are also party to the Prior Agreement;

WHEREAS, the MBI Holders have previously acquired shares of the Company’s Common Stock, par value $0.001 (the “Common Stock”) and are also party to the Prior Agreement;

WHEREAS, the LRG Holders (except Leader Equity) have previously acquired notes that are convertible into shares of the Company’s Common Stock, the LRG Holders (except Leader Lending) have previously acquired warrants to purchase shares of the Company’s Common Stock and the LRG Holders are also party to the Prior Agreement;

WHEREAS, simultaneously with the entrance into this Agreement, the Company and the Strategic Investor are entering into a certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which the Company will, among other things, (a) issue a Subordinated Convertible Promissory Note to the Strategic Investor, which Note is convertible into shares of the Company’s equity securities, and (b) grant and issue to the Strategic Investor warrants to purchase shares of the Company’s equity securities;

WHEREAS, the Company, the Existing Investors, the Series 1 Holders, LCP IV, LCP V, the MBI Holders and the LRG Holders desire to amend the Prior Agreement to include the Strategic Investor, and any securities issued pursuant to the Purchase Agreement, and to amend and restate the terms and conditions of the Prior Agreement in their entirety, as set forth herein; and

WHEREAS, the execution of this Agreement is a condition precedent to the entrance of the Company and the Strategic Investor into the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Approved Piggyback Shares” shall mean, in the case of the registration of shares of capital stock by the Company in connection with the initial public offering of the Company’s Common Stock, that number of Registrable Securities that the underwriter(s) determines may be included as part of such registered offering.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean (i) the Company’s common stock, $0.001 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” shall mean any person owning or having the right to acquire Registrable Securities or any transferees thereof in accordance with Section 7 hereof; provided, however, that the Series 1 Holders and the MBI Group Holders shall not be deemed to be Holders for

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purposes of Section 3(a) or 3(b) hereof and the LRG Holders and the Strategic Investor shall not be deemed to be Holders for the purposes of Section 3(a) hereof.

“LRG Piggyback Shares” shall mean the lesser of (i) that number of shares of the Company’s Registrable Securities held by the LRG Holders or (ii) a percentage of the Approved Piggyback Shares equal to (x) 1.54 multipled by (y) the net amount advanced to the Company under the Loan Agreement (rounded down to the nearest million) divided by (z) 1,000,000. By way of example with respect to clause (ii), if the Company had received $8,345,231 in net funds from the LRG Holders, the percentage under clause (ii) would be 12.32% and, assuming the Approved Piggyback Shares equal to 500,000, the LRG Piggyback Shares would be 61,600 (provided that the number of shares under clause (i) is greater than 61,600).

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an estate, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof, including, without limitation, any partner, officer, director, member or employee of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person and, with respect to a trust, any beneficiary of such trust.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series 1 Preferred Stock.

“Registrable Securities” shall mean (i) any shares of Common Stock now held or hereafter acquired by the Investors or the Series 1 Holders (including, in the case of Series 1 Holders, by the exercise of options), (ii) any shares of Common Stock now held or hereafter acquired by LCP IV or LCP V resulting from the exercise of warrants held by such entities, (iii) any shares of Common Stock issued to the MBI Group Holders pursuant to the Share Purchase Agreements (whether such shares of Common Stock are issued under the Share Purchase Agreements directly to the MBI Group Holders or to the Escrow Agent, as such term is defined in each Share Purchase Agreement), (iv) the shares of Common Stock or shares of any other securities issued and issuable upon conversion of the Preferred Stock, (v) any shares of Common Stock issued to the LRG Holders resulting from the exercise of warrants held by such entities or the conversion of debt owed to such entities, (vi) any shares of Common Stock issued to the Strategic Investor resulting from the exercise of warrants held by the Strategic Investor, the conversion of debt owed to the Strategic Investor and any other securities issued pursuant to the Purchase Agreement (vii) any other securities issued and issuable with respect to any such shares described in clauses (i), (ii), (iii), (iv), (v) and (vi) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities previously sold pursuant to a registered public offering or sold pursuant to an exemption from the registration requirements of the Securities Act.

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“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. Piggyback Registrations. If at any time or times after the date hereof the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all Holders. If within twenty (20) days after their receipt of such notice one or more Holders request the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, subject to the following sentence, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company. In the case of the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement, (iii) third, Registrable Securities (other than the LRG Piggyback Shares) sought to be included by the Holders (other than the LRG Holders) as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders) and (iv) fourth, the LRG Piggyback Shares. In the case of any registered offering other than the Company’s initial public offering of Common Stock, if any limitation of the number of shares of Registrable Securities to be registered by the Holders is required pursuant to this Section 2, the number of shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights, (ii) second, securities held by any Persons (other than the Holders) having contractual, incidental “piggyback” rights pursuant to an agreement which is not this Agreement and (iii) third, Registrable Securities sought to be included by the Holders as determined on a pro rata basis (based upon the respective holdings of Registrable Securities by such Holders).

3. Required Registrations.

(a) Demand Registration. Upon the earlier of (i) July 10, 2006 or (ii) the date that is six (6) months after the initial public offering of Common Stock by the Company pursuant to an effective registration statement under the Securities Act, on not more than two (2) occasions, the Holders of at least fifty percent (50%) of the Registrable Securities may request that the Company register under the Securities Act all or a portion of the Registrable Securities held by such requesting Holders having an aggregate value of at least $5,000,000 (based on the then current market price). A registration will not count as a requested registration under this

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Section 3(a) until the registration statement relating to such registration has been declared effective by the Commission at the request of the requesting Holders and unless the requesting Holders are able to register and sell at least 66 2/3rds of the Registrable Securities requested by them to be included in such registration.

(b) Form S-3. After the Company’s initial public offering of Common Stock registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. So long as the Company is qualified to register securities on Form S-3 (or any successor form), the Holders shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holders having an aggregate value of at least $500,000 (based on the then current market price), including registrations for the sale of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such requesting Holders. Upon receipt of a request for registration under this Section 3(b), the Company shall use all commercially reasonable efforts to effect a registration statement pursuant to this Section 3(b) as soon as practicable, but in any event no longer than thirty (30) days following receipt of such request.

(c) Registration Requirements. Following a request pursuant to Section 3(a) or (b) above, the Company will notify all of the other Holders and such Holders shall then have twenty (20) days to notify the Company of their desire to participate in the registration. Thereupon, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by such Holders to be registered under the Securities Act in accordance with the terms of this Section 3. If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon their participation in such underwritten public offering and the inclusion of their securities in the underwritten public offering to the extent provided herein.

(d) Underwritten Offering. If a requested registration under this Section 3 involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, provided that the shares to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental “piggyback” registration rights to include such securities in the registration statement, (ii) second, securities held by any other Persons (other than the Holders) having contractual, incidental “piggyback” rights to include such securities in the registration statement and (iii) third, Registrable Securities sought to be included in such registration. If there is a reduction of the number of Registrable Securities pursuant to clause (iii), such reduction shall be made on a pro rata basis (based upon the respective holdings of Registrable Securities held by such Holders). With respect to a request for registration pursuant to Section 3(a) or (b) which is for an underwritten public offering, the managing underwriter shall be chosen by a majority-in-interest of the Holders requesting such registration subject to the approval of the Company, which approval will not be unreasonably

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withheld. If the managing underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company’s Board of Directors determines reasonably and in good faith it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time. The Company shall not be required to cause a registration statement requested pursuant to this Section 3 to become effective prior to one hundred eighty (180) days following the effective date of the registration statement filed in connection with the initial public offering of the Company’s equity securities and ninety (90) days following the effective date of any other registration statement initiated by the Company, if the request for registration has been received by the Company subsequent to the giving of written notice by the Company, made in good faith, to Holders entitled to request demand registrations under this Section 3 that the Company is commencing to prepare a Company-initiated registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145, or any other similar rule under the Securities Act, is applicable); provided, however, that the Company shall use its best efforts to achieve such effectiveness promptly following such period. The Company shall provide written notice to the Holders of Registrable Securities proposed to be included in such registration of (A) any postponement or withdrawal of the filing pursuant to this subsection (iii), (B) the Company’s decision to file such registration statement following such withdrawal or postponement and (C) the effectiveness of such registration statement.

4. Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a) Pay all expenses of such registrations and offerings (exclusive of underwriting discounts and commissions) and the reasonable fees and expenses of not more than one independent counsel for the Holders in connection with any registrations pursuant to Sections 2 or 3 hereof;

(b) Use its best efforts to diligently prepare and file with the Commission a registration statement and use its best efforts to cause such registration statement to become effective and prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date which is ninety (90) days following the effectiveness of such registration statement and (ii) the date on which the Holder or Holders have completed the distribution described in the registration statement relating thereto, and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such registration statement for such period;

(c) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the

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public offering of its Registrable Securities;

(d) Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and with respect to any written information provided by the Holder to the Company;

(e) Use its best efforts to register or qualify the securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request; provided, that, the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(f) Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) Cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (or if similar securities issued by the Company are not yet listed or quoted, then on such exchange or quotation system as the Company shall determine);

(h) Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that such Inspector shall agree to hold in confidence and trust all information so provided;.

(i) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its stockholders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(j) In the case of an underwritten public offering, furnish to each prospective selling Holder a signed counterpart, addressed to the prospective selling Holder, of (A) an opinion of counsel for the Company dated the effective date of the registration statement, and (B)

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provided such perspective selling Holder complies with the requests of the Company’s independent public accountants under the Statement on Auditing Standards No. 72, “Letters for Underwriters and Certain Other Requesting Parties” or any other successor or applicable accounting literature, a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as customarily covered (at the time of such registration) in opinions of counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities; and

(k) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities hereunder.

5. Indemnification; Contribution.

(a) Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless to the fullest extent permitted by law each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners) and directors, officers, employees, representatives, members and agents of any of them (a “Selling Holder”), and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Controlling Person”), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Selling Holder or Controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Selling Holder expressly for use in such registration statement, such Selling Holder will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees, representatives, members and agents), each other Holder

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(including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 5(a) exceed the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

(b) If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Holders and the underwriters from the offering of the Registrable Securities and (ii) the relative fault of the Company, the Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations; provided, however, that in the event of a registration statement filed in response to a demand under Section 3(a) and in which the Company does not register any shares of capital stock, the proportion of contribution by the Company, the Selling Holders and the underwriters shall in all cases be governed solely by clause (ii) above. The relative benefits received by the Company, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities covered by such registration statement. The relative fault of the Company, the Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Holders or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 5(b) in excess of the net proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c) The amount paid by an indemnifying party or payable to an indemnified party

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as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld.

6. Rule 144 and Rule 144A Requirement. In the event that the Company becomes subject to Section 13 or Section 15(d) of the Exchange Act, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). The Company shall furnish to any Holder, within 15 days of a written request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

7. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities who receives any shares of Registrable Securities. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

8. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting together as a single class and on an as-converted basis), grant any other registration rights to any third parties.

9. Miscellaneous.

(a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities attributable to the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; provided, however, that (i) in the event that any amendment, modification or waiver under this Agreement treats the Series 1 Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of Series 1 Holders holding at least a majority of the Registrable Securities attributable to the conversion of the Series 1 Preferred Stock, (ii) in the event that any amendment, modification or waiver under this Agreement treats the MBI Group Holders in an

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adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the MBI Group Holders holding at least a majority of the Registrable Securities held by the MBI Group Holders, (iii) in the event that any amendment, modification or waiver under this Agreement treats the LRG Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the LRG Holders holding at least a majority of the Registrable Securities held by the LRG Holders, (iv) in the event that any amendment, modification or waiver under this Agreement treats the Strategic Investor in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the Strategic Investor and (v) notice of any amendment, modification or waiver under this Agreement shall be delivered to the Series 1 Representatives and the MBI Group Holder Representative (each in the manner set forth below).

(b) Notices and Demands. Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, provided, however, that any such notice or demand shall be provided to Series 1 Holders and/or MBI Group Holders only by way of reputable air courier service, and shall be deemed to have been sufficiently given or served and received for all purposes three (3) days after being sent. Notices and demands under this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, shall be sent to the following addresses, unless a party has notified in a written instrument the other parties to this Agreement of another address:

(i) if to the Company, 200 Crossing Boulevard, Framingham, MA 01702, Attn: Mark A. Shirman, or at such other address designated by the Company to the Investors in writing with a copy to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 610 Lincoln Street, Waltham, MA 02451, Attn: Marc. F. Dupré;

(ii) if to the Investors, at the mailing addresses as shown on Exhibit A attached hereto, or at such other address designated by an Investor to the Company in writing, and with respect to (a) Shiprock LLC or Shiprock II LLC, an additional copy to Stephen Gould, Esq., Nutter, McClennen & Fish, LLP, World Trade Center West, 155 Seaport Boulevard, Boston, MA 02210 and (b) Sigma, an additional copy to McDermott, Will & Emery, 28 State Street, Boston, MA 02110, Attn: John J. Egan III.

(iii) if to the Series 1 Holders, at the mailing addresses as shown on Exhibit B attached hereto, or at such other address designated by a Series 1 Holder to the Company in writing, with a copy to Jason Rabbetts and Andrew Norman (the “Series 1 Representatives”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, with a further copy to each of the following: Stefan Sarles, Attorney and Advisor, Third Floor, 27 Bruton Street, London W1J 6QN, United Kingdom and Penningtons Solicitors, Highfield, Brighton Road, Godalming, Surrey, GU7 1NS,

11

United Kingdom, Attn: Robin Peile.

(iv) if to the MBI Group Holders, at the mailing addresses as shown on Exhibit C attached hereto, or at such other address designated by an MBI Group Holder to the Company in writing, with a copy addressed to Mr. Michael Burstein (the “MBI Group Holders Representative”), c/o GlassHouse Technologies (UK) Limited, St. George’s House, 31-33 Monument Hill, Weybridge, Surrey, KT13 8RN, and with a further copy to Meitar Liquornik Geva & Leshem Brandwein, Law Offices, 16 Abba Hillel Rd., Ramat Gan 52506, Israel, Attn: Maya Liquornik.

(v) if to the LRG Holders, c/o BayStar Capital III Investment Fund, L.P., 80 E. Sir Francis Drake Blvd., Suite 2B, Larkspur, CA 94939, Attn: General Partner, or at such other address designated by an LRG Holder to the Company in writing, with a copy to Collette Erickson Farmer & O’Neill LLP, 235 Pine Street, Suite 1300, San Francisco, CA 94104, Attn: John J. O’Neill, Esq.

(vi) if to the Strategic Investor, One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702, with a copy to Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Attention: William R. Volk, Esq., Fax: 512.236.3450.

(c) Dispute Resolution.

(i) All disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association (“AAA”). If AAA ceases operation, then the parties shall select a comparable organization that provides qualified arbitration services. The arbitration shall be held in Boston, Massachusetts before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by AAA unless specifically modified herein.

The parties covenant and agree that the arbitration hearing shall commence within ninety (90) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration hearing, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration hearing or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within three (3) months of the selection of the arbitrator.

12

The arbitrator’s decision shall set forth a reasoned basis for any finding of liability or award of damages. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) whether claimant or respondent against any party to a proceeding. Any party failing or refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award. Nothing in this Section 9(c) shall prohibit any party from proceeding in court without prior arbitration for the limited purpose of seeking a temporary or permanent injunction to avoid immediate and irreparable harm. The provisions of this Section 9(c) shall be enforceable in any court of competent jurisdiction.

Unless otherwise ordered, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by AAA.

(ii) Each of the parties hereto irrevocably and unconditionally consents to the exclusive use of AAA to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of The Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of Section 9(c)(i) of this Agreement. Each party further irrevocably waives any objection to proceeding before AAA based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before AAA has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Remedies; Severability. Notwithstanding Section 9(c), it is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

13

(e) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

(f) Effect of Heading. The Section headings herein are for convenience only and shall not affect the construction hereof.

(g) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

(h) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and transferees, except as may be expressly provided otherwise herein. Notwithstanding anything to the contrary contained herein, (a) an Investor may assign any of its rights under this Agreement to any Affiliate (as defined in that certain Series E Preferred Stock Agreement dated as of May 4, 2007) of such Investor, (b) a Series 1 Holder may assign any of its rights under this Agreement to another person party to that certain Deed of Contribution among, inter alia, J.S. Rabbetts and others, (c) an LRG Holder may assign any of its rights under this Agreement in accordance with the Loan Agreement and (d) the Strategic Investor may assign any of its rights under this Agreement in accordance with the Purchase Agreement.

(i) Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supercedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. In accordance with Section 9(a) of the Prior Agreement, the Company and the Investors hereby agree that this Agreement amends, restates and supercedes the Prior Agreement in its entirety and that the Prior Agreement is hereafter null and void.

[Signature Page Follows]

14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

STRATEGIC INVESTOR:

DELL PRODUCTS L.P., a Texas limited partnership

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	VP and Treasurer

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

KODIAK VENTURE PARTNERS II-A, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:	/s/ Louis J. Volpe
Name:
Title:

KODIAK VENTURE PARTNERS II-B, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:	/s/ Louis J. Volpe
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

GRANDBANKS CAPITAL VENTURE FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

GRANDBANKS CAPITAL SOFTBANK FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

GRANDBANKS CAPITAL ADVISORS FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SHIPROCK LLC

By:	/s/ Richard C. Shipley
Name:	Richard C. Shipley
Title:	Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

JAFCO AMERICA TECHNOLOGY FUND III, L.P.
JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P.
JAFCO USIT FUND III, L.P.
JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.

By:	/s/ Andrew P. Goldfarb
Andrew P. Goldfarb, Managing Member JAV Management Associates III, L.L.C. Its General Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN HOMELAND SECURITY FUND, L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	Paladin Homeland Security Holdings (Cayman Islands), Ltd.
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

INVESTORS:

SHIPROCK II LLC

By:	/s/ Richard C. Shipley
Name:	Richard C. Shipley
Title:	Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

MONTAGU NEWHALL GLOBAL PARTNERS III, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner

By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim	,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-A, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner

By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim	,
Managing Member

MONTAGU NEWHALL GLOBAL PARTNERS III-B, L.P.

By:	Montagu Newhall General Partner III, L.P.,
its general partner

By:	Montagu Newhall General Partner III, L.L.C.,
its general partner

By:	/s/ Jim Lim
Name:	Jim Lim	,
Managing Member

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

G&H PARTNERS

By:	/s/ Marc F. Dupré
Name:	Marc F. Dupré
Title:	Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

SERIES 1 HOLDERS:

By:
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

MBI GROUP HOLDERS:

	Michael Burstein		Aviram Katz

	Guy Loewenberg		Leon Bialik

	Recep Emre Pekar		Yoav Boaz

	Noga Investments, Inc.		Loewenberg Holdings, Inc.

By:		By:
Title:		Title:

	Xena Technologies, Inc.		MBM Creative Holdings Ltd.

By:		By:
Title:		Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

LCP IV:

Lighthouse Capital Partners IV, L.P.

By:	Lighthouse Management Partners IV,
L.L.C., its general partner

By:	/s/ Tom Conneely
Name:	Thomas Conneely
Title:	Vice President

LCP V:

Lighthouse Capital Partners V, L.P.

By:	Lighthouse Management Partners V,
L.L.C., its general partner

By:	/s/ Tom Conneely
Name:	Thomas Conneely
Title:	Vice President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

LRG HOLDERS:

BAYSTAR CAPITAL III INVESTMENT FUND, L.P.,
a Delaware limited partnership

By LRG Capital Group, LLC, its General Partner

By:	/s/ Lawrence Goldfarb
Lawrence Goldfarb, Manager

VELOCITY VENTURE FUNDING, LLC

By:	Velocity Financial Group, Inc.,
Its:	Attorney-in-Fact

By:	/s/ [illegible]
Its	President

LEADER LENDING, LLC
By its manager – Leader Ventures, LLC

By:	/s/ Robert W. Molke
Name	Robert W. Molke
Its	Managing Director

LEADER EQUITY, LLC
By its manager – Leader Ventures, LLC

By:	/s/ Robert W. Molke
Name	Robert W. Molke
Its	Managing Director

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

EIGHTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit A

Schedule of Investors

Kodiak Venture Partners II-A, L.P.

Kodiak Venture Partners II-B, L.P.

Sigma Associates 6, L.P.

Sigma Partners 6, L.P.

Sigma Investors 6, L.P.

GrandBanks Capital Venture Fund, LP

GrandBanks Capital SOFTBANK Fund, LP

GrandBanks Capital Advisors Fund, LP

Shiprock, LLC

JAFCO America Technology Fund III, L.P.

JAFCO America Technology Cayman Fund III, L.P.

JAFCO USIT Fund III, L.P.

JAFCO America Technology Affiliates Fund III, L.P.

Lighthouse Capital Partners V, L.P.

Paladin Homeland Security Fund, L.P.

Paladin Homeland Security Fund (NY City), L.P.

Paladin Homeland Security Fund (CA), L.P.

Paladin Homeland Security Fund (Cayman Islands), L.P.

Montagu Newhall Global Partners III, L.P.

Montagu Newhall Global Partners III-A, L.P.

Montagu Newhall Global Partners III-B, L.P.

Exhibit A

Schedule of Investors (continued)

Shiprock II LLC

G&H Partners

Exhibit B

Schedule of Series 1 Holders

David Leyland

4 Eagle Close

Basingstoke, Hampshire RG22 5QE

Andrew Martin Norman

2A Kilham Lane

Winchester, Hants SO22 5PS

Matthew Wiltshire

19 St. Albans Avenue

Weybridge, Surrey KT13 8EN

James Richard Russ

Staneside, Roman Road

Dorking, Surrey RH4 3EU

Jason Rabbetts

Michaelmas Cottage

Chapel Lane, Westhumble

Dorking, Surrey RH5 6AL

Paul Segrave

35 Chestnut Avenue

Wokingham, Berks RG41 3HW

The FTB Trust, Kreuzwg 2

Postfach 735, FL9490

Vaduz Lichtenstein

Roger Russ

1 Clos des Tours

La Grande Route De St. Clement

St. Clement, Jersey, Channel Islands

Paul Barry-Walsh

Kingsmoor

Titlarks Hill Road

Sunningdale SL5 0JB

Ursula Margaret Connolly

20 St. Catherines Way

Fareham, Hants PO16 8RH

Exhibit B

Schedule of Series 1 Holders (Continued)

Rupert Stuart Beeby

37 Monterey Drive

Hailsham Place

Locks Heath, Southampton S031 6NN

Paul Christopher Evans

125a Stakes Road

Purbrook, Hants PO7 5PD

Peter Graham Hulme

92 Graham Road

Cowplain, Hants PO8 8EW

Philip Andrew Ball

18 Heritage Gardens

Fareham, Hants PO16 9BZ

Derek Anthony Walker

2 Crane Court

Loughton, Milton Keynes MK5 8BG

Susan Isobel Mason

11 Fourth Avenue

Denvilles

Havant, Hants PO9 2QU

Lynda Jean Grenyer

Birch Lodge, 22a Burnham Wood

Fareham, Hants PO16 7UD

Anthony Shields

16 Hillcroft Road

Tylers Green, Bucks HP10 8EA

Paul David Emerson

12 Gatcombe Avenue

Copnor, Portsmouth, Hants PO3 5HG

Kevin Nelson

46 St. Mary’s Road

Hayling Island, Hants PO11 9DB

Exhibit B

Schedule of Series 1 Holders (Continued)

Andrew Bristow

38 St. Leonards Avenue

Chineham, Basingstoke

Hants RG24 8RD

Stephen Hutt

9 Oakwood Drive, Angmering

West Sussex BN16 4GB

Sarnjit Parmar

10 Coniston Way

Church Crookham

Fleet, Hants GU52 6RS

Neil Riches

76 Village Road

Alverstoke

Gosport, Hants PO12 2LG

Matthew James Dale

100 Wheatlands

Titchfield Common

Fareham, Hants PO14 4SU

Matthew James Donaghy

3 Jersey Road

Portsmouth, Hants PO2 7PY

James Alexander Cooper

1 Luxton Close

Botley, Southampton SO30 2LA

Debra Claire Tapply

Fairfield, 54 Bowes Hill

Rowlands Castle, Hants PO9 6BS

Paul Hicks

234 Chatsworth Avenue

Porstmouth, Hants PO6 2UL

Christopher Cundall

162 Gosport Road

Fareham, Hampshire PO16 0QJ

Exhibit C

Schedule of MBI Group Holders

Name	Address
Guy Loewenberg	15 Hameri St. Givataiim, Israel 53332

Leon Bialik	4 Rekanati St. Ramat Aviv, Israel

MBM Creative holdings Ltd.	2 Hapnina St. Raanana, Israel 43215

Michael Burstein	4/4 Meir Ye’ary St. Tel Aviv, Israel 69371

Aviram Katz	6 Saadia Gaon St. Kiriyat Ono, Israel

Recep Emre Pekar	Oyak Ayazaga Sitesi, 33A Blok, Daire 4, Seyrantepe, Sisli-Istanbul Turkey

Yoav Boaz	400 Biscayne Av. Foster City California 94404

Xena Technologies, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Noga Investments, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands

Loewenberg Holdings, Inc.	2nd Floor Geneva Place 333 Waterfront Drive P.O. Box 3339 Road Town, Tortola, British Virgin Islands